Exhibit 99.1

Insperity Announces Two-For-One Stock Split, $2 Special Dividend,
Quarterly Dividend of $0.30, and
Expands Repurchase Program by 500,000 Shares

HOUSTON - Nov. 16, 2017 - Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today announced that its board of directors approved a 2-for-1 stock split in the form of a 100% stock dividend. The stock dividend is payable on December 18, 2017 to all stockholders of record as of December 4, 2017. Insperity’s board of directors also declared a special cash dividend of $2 per share. This special dividend is in addition to the regular quarterly dividend of $0.30 per share. The special and quarterly cash dividends will also be paid on December 18, 2017, to all stockholders of record as of December 4, 2017. The cash dividends will not be payable on any shares to be issued pursuant to the 2-for-1 stock split. The special dividend is expected to return to stockholders approximately $42 million.

Insperity’s board of directors also authorized an expansion of its stock repurchase program by an additional 500,000 shares, and as a result will have approximately 2.8 million shares available for repurchase after giving effect to the stock split. Purchases may be made from time to time directly from stockholders or in the open market, including through Rule 10b5-1 prearranged stock trading plans designed to facilitate Insperity’s repurchase of its common stock during times it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of material nonpublic information.

“These actions taken by the Insperity Board of Directors reflect our confidence in the unique business model we have at Insperity, and the strong cash flow generated by continuing execution of our strategic plan,” commented Paul J. Sarvadi, Chairman and CEO of Insperity. “Our objective is to continue to provide superior returns to shareholders through share price appreciation driven by double digit earnings growth, share repurchases, and dividends.”

About Insperity

Insperity, a trusted advisor to America’s best businesses for more than 31 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Management, Payroll Services, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2016 revenues of $2.9 billion, Insperity operates in 61 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.